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                                                                   EXHIBIT 23.6

                       CONSENT OF MCGLADREY & PULLEN, LLP

To the Board of Directors
Cumulus Media Inc.

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report, dated February 11, 1998, except for Note 12 as to which the date is February 19, 1998, relating to the combined financial statements of JKJ Broadcasting, Inc., Missouri River Broadcasting, Inc., Ingstad Mankato, Inc., James Ingstad Broadcasting, Inc. and Hometown Wireless, Inc. We also consent to the reference to our Firm under the captions "Experts" in the Prospectus.



/s/ McGladrey & Pullen, LLP
Pierre, South Dakota
June 29, 1998